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                                                                       EXHIBIT 2

                              BY-LAWS OF OLD MUTUAL
                            SOUTH AFRICA EQUITY TRUST

                                    ARTICLE I

                     DEFINITIONS AND RULES OF INTERPRETATION

         SECTION 1. DEFINITIONS. Capitalized terms used in these By-Laws without definition shall have the respective meanings assigned to them in the Declaration of Trust of Old Mutual South Africa Equity Trust dated as of September 1, 1995 (the "Declaration").

         SECTION 2. RULES OF INTERPRETATION. The rules of interpretation set forth in Section 1.03 of the Declaration shall apply to these By-Laws as if set forth herein, provided that references in such rules of interpretation to the Declaration shall, when such rules are applied to these By-Laws, instead be references to these By-Laws.

         SECTION 3. PERCENTAGES OF HOLDERS. Reference herein to a specified percentage of, or fraction of, Interests, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balances of all, or a specified group of, Holders.

                                   ARTICLE II

                                     OFFICES

         The Trust may have offices in such places without as well as within the Commonwealth of Massachusetts and the United States as the Trustees may from time to time determine.

                                   ARTICLE III

                                     HOLDERS

         SECTION 1. MEETINGS. A meeting of Holders may be called at any time by a majority of the Trustees. A meeting shall be called by any Trustee upon written request, which shall specify the purpose or purposes for which such meeting is to be called, of Holders of not less than ten percent (10%) of the
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outstanding Interests entitled to vote on the matters specified in such written request. Any such meeting shall be held within or without the Commonwealth of Massachusetts and the United States on such day and at such time as the Trustees shall designate. The holders of fifty percent (50%) of outstanding Interests entitled to vote present in person or by proxy shall constitute a quorum at any meeting of the Holders. In the absence of a quorum, the Holders of a majority of outstanding Interests entitled to vote present in person or by proxy may adjourn the meeting from time to time until a quorum shall be present.

         Whenever a matter is required to be voted by Holders of the Trust in the aggregate under Section 6.8 and Section 6.9 of the Declaration, the Trust may either hold a meeting of Holders of all series, as defined in Section 6.9 of the Declaration, to vote on such matter, or hold separate meetings of Holders of each of the individual series to vote on such matter, provided that (i) such separate meetings shall be held within one year of each other, and (ii) a quorum consisting of the holders of fifty percent (50%) of outstanding Interests of the individual series entitled to vote present in person or by proxy shall be present at each such separate meeting.

         SECTION 2. NOTICE OF MEETINGS. Notice of all meetings of Holders, stating the time, place, and purposes of the meeting, shall be given by the Trustees, by mail (postage prepaid) or by an internationally recognized courier service (such as Federal Express or DHL), to each Holder entitled to vote at such meeting at his address as recorded on the register of the Trust, mailed at least ten (10) days and not more than sixty (60) days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Holder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Holder or his attorney thereunto authorized, is filed with the records of meeting. Where separate meetings are held for Holders of each of the individual series to vote on a matter required to be voted on by Holders of the Trust in the aggregate, as provided in Article III, Section 1, notice of each such separate meeting shall be provided in the manner described above in this Section 2 to Holders of the respective series entitled to vote at such meeting.

         SECTION 3. RECORD DATE. The Trustees may fix a date not more than sixty
(60) days prior to the date of any meeting of Holders or distribution or other action as a record date for the purpose of determining the Holders who are entitled to notice of and to vote at such meeting or any adjournment thereof or to participate in such distribution or for the purpose of such other action. If the Trustees do not establish a record date for any meeting, distribution, or other action, the record date shall be the close of business on the second business day next preceding the date of the Trustees' action authorizing such meeting, distribution, or other action. Where separate meetings are held for


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Holders of each of the individual series to vote on a matter required to be voted on by Holders of the Trust in the aggregate, as provided in Article III,
Section 1, the record date of each such separate meeting, for purposes of determining the Holders who are entitled to notice of and to vote at such meeting or any adjournment thereof, shall be determined in the manner described above in this Section 3. The Trustees shall, to the extent practicable, provide the Holders with advance notice of the record date for any meeting, distribution, or other action, although failure to provide such notice shall not in any case invalidate any such meeting, distribution, or other action or any vote taken or consent granted at any such meeting or pursuant to any such action.

         SECTION 4. PROXIES. At any meeting of Holders, any holder of Interests entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of the Trust or one or more Trustees or officers of the Trust. Only Holders of record shall be entitled to vote. When any Interest is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Interest. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Interest is subject to the legal control of any other Person as regards the charge or management of such Interest, such Interest may be voted by such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.

         SECTION 5. INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Holders to the same extent as is permitted shareholders of a Massachusetts business corporation.

         SECTION 6. ACTION WITHOUT MEETING. Any action which may be taken by Holders may be taken without a meeting if Holders of all of the Interests consent to the action in writing and the written consents are filed with the records of the meetings of Holders. Such consent shall be treated for all purposes as a vote taken at a meeting of Holders.

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                                   ARTICLE IV

                                    TRUSTEES

         SECTION 1. MEETINGS OF THE TRUSTEES. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman or by any Trustee. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be sent to each Trustee at his business address either by (i) mail (postage prepaid) at least ten (10) days before the meeting, (ii) an internationally recognized courier service (such as Federal Express or DHL) at least five (5) days before the meeting,
(iii) fax at least two (2) days before the meeting, or (iv) personal delivery or telephone at least one (1) day before the meeting. Notwithstanding the foregoing, at least ten (10) days prior notice shall be given of the time and place of any meeting to be conducted in person. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

         SECTION 2. QUORUM AND MANNER OF ACTING. A majority of the Trustees shall constitute a quorum for the transaction of business at any regular or special meeting of the Trustees and (except as otherwise required by law, the Declaration, or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

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                                    ARTICLE V

                          COMMITTEES AND ADVISORY BOARD

         SECTION 1. EXECUTIVE AND OTHER COMMITTEES. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two (2) Trustees to hold office at the pleasure of the Trustees. While the Trustees are not in session, the Executive Committee shall have the power to conduct the current and ordinary business of the Trust, including the purchase and sale of securities and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by law, the Declaration, or these By-Laws the Trustees are prohibited from so delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee), and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation a Committee may elect its own chairman. The Trustees may abolish any Committee at any time. The Trustees shall have power to rescind any action of any Committee, but no such rescission shall have retroactive effect.

         SECTION 2. MEETINGS, QUORUM, AND MANNER OF ACTING. The Trustees may (i) provide for stated meetings of any Committee, (ii) specify the manner of calling and notice required for special meetings of any Committee, (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (v) authorize the members of a Committee to meet by means of a telephone conference circuit. Unless the Trustees so provide, all the Committees shall be governed by the same rules that apply to the full Board.

         Each Committee may, but is not required to, keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

         SECTION 3. ADVISORY BOARD. The Trustees may appoint an Advisory Board to consist in the first instance of not less than two (2) members. Members of such Advisory Board shall not be Trustees or officers and need not be Holders. A member of such Advisory Board shall hold office for such period as the Trustees may by vote provide and may resign therefrom by a written


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instrument signed by him which shall take effect upon its delivery to the
Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times, upon such notice, and in accordance with such procedures as the Trustees may by vote provide.

         SECTION 4. CHAIRMAN. The Trustees may, by a majority vote of all the Trustees, elect from their own number a Chairman and one or more Deputy Chairmen, each to hold office until his successor shall have been duly elected and qualified. The Chairman and any Deputy Chairman may be, but need not be, Shareholders. The Chairman shall preside at all meetings of the Trustees and shall have such other duties as from time to time may be assigned to him by the Trustees. In the absence or disability of the Chairman, the Deputy Chairman or, if there are more than one Deputy Chairman, any Deputy Chairman designated by the Trustees shall perform all the duties of the Chairman. Each Deputy Chairman shall perform such other duties as may be assigned to him from time to time by the Trustees or the Chairman.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. GENERAL PROVISIONS. The officers of the Trust shall be a President, a Treasurer, and a Secretary, each of whom shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

         SECTION 2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by law, the Declaration, or these By-Laws, each of the President, any Vice President, the Treasurer, and the Secretary shall hold office until his respective successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. Any person may hold up to two offices of the Trust at the same time (in addition, if applicable, to such person's service as a Trustee), provided the President may hold no other office (except the President may be a Trustee). Except as above provided, any two offices may be held by the same person. Any officer may be, but need not be, a Trustee.

         SECTION 3. REMOVAL. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a

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majority of the Trustees. Any officer or agent appointed by any officer or committee may be removed with or without cause by such appointing officer or committee.

         SECTION 4. POWERS AND DUTIES OF THE PRESIDENT. The President, unless the Chairman, if any, is so appointed by the Trustees, shall be the principal executive officer of the Trust. Subject to the control of the Trustees and any committee of the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks, and employees as he may find necessary, convenient, or desirable to transact the business of the Trust. The President shall also have the power to grant, issue, execute, or sign such powers of attorney, proxies, or other documents as may be deemed necessary, convenient, or desirable in the furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

         SECTION 5. POWERS AND DUTIES OF VICE PRESIDENTS. In the absence or disability of the President, the Vice President or, if there are more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

         SECTION 6. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ pursuant to Article X hereof. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety as the Trustees shall require. The Treasurer shall be responsible for the general supervision of the Trust's funds and property and for the general supervision of the Trust's custodian.

         SECTION 7. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Holders; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal of the Trust; and shall have charge of the Interest records unless the same are in the charge of the agent of the Trust. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, shall in general perform all the

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duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

         SECTION 8. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         SECTION 9. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

         SECTION 10. COMPENSATION OF OFFICERS, TRUSTEES, AND MEMBERS OF THE ADVISORY BOARD. Subject to any applicable law or provision of the Declaration, the compensation of the officers, Trustees, and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any committee of officers upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

         SECTION 11. EXECUTION OF PAPERS. Except as the Trustees may generally or in particular cases authorize, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, and other obligations made, accepted, or endorsed by the Trust shall be executed by the President, any Vice President, or the Treasurer, or by whomever else shall be designated for that purpose by the Trustees, and need not bear the seal of the Trust.

                                   ARTICLE VII

                                   FISCAL YEAR

         The Fiscal Year of the Trust shall be determined by the Trustees, provided, however, that the Trustees may from time to time change the Fiscal Year.


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                                  ARTICLE VIII

                                      SEAL

         The Trustees may adopt a seal which shall be in such form as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                          NOTICES AND WAIVERS OF NOTICE

         SECTION 1. GENERAL PROVISIONS FOR NOTICES. Any notice shall be deemed to be given (i) in the case of notices sent by mail, courier service, or fax, when the same shall be mailed, submitted to a courier company for shipment, or faxed, and (ii) in the case of notices sent by personal delivery or telephone, when the same shall be delivered or when delivery is duly attempted and refused. A notice shall be deemed to have been faxed when the sending fax machine or service generates a confirmation indicating that all pages of the fax have been successfully transmitted.

         SECTION 2. WAIVERS OF NOTICES. Whenever any notice is required to be given by law, the Declaration, or these By-Laws, a waiver thereof in writing, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE X

                                    CUSTODIAN

         SECTION 1. APPOINTMENT AND DUTIES. The Trustees shall at all times employ a bank or trust company having a capital, surplus, and undivided profits of at least $5,000,000 as custodian with authority as agent of the Trust, but subject to such restrictions, limitations, and other requirements, if any, as may be contained in the Declaration, these By-Laws, and the 1940 Act:

                  (i) to hold the securities owned by the Trust and deliver the same upon written order;

                  (ii) to receive and receipt for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct, provided such monies shall always be separately identified as funds of the Trust;

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                  (iii)    to disburse such funds upon orders or vouchers;

                  (iv) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

                  (v) if authorized by the Trustees, to compute the net income of the Trust and the net asset value of Interests;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

         The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees. Subject to the approval of the Trustees, the custodian may enter into arrangements with securities depositories. All such custodial, sub-custodial, and depository arrangements shall be subject to, and comply with, the provisions of the 1940 Act.

         SECTION 2. CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations, and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust (i) in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the U.S. Securities Exchange Act of 1934, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodian; or (ii) with such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

         SECTION 3. ACCEPTANCE OF RECEIPTS IN LIEU OF CERTIFICATES. Subject to such rules, regulations, and orders as the Commission may adopt, the Trustees may direct the custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the U.S. Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.




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                                   ARTICLE XI

                                   AMENDMENTS

         These By-Laws, or any of them, may be amended or repealed, or new By-Laws may be adopted, (i) by the Holders by a Majority Interests Vote, or (ii) by the Trustees, provided, however, that no By-Law may be amended, adopted, or repealed by the Trustees if such amendment, adoption, or repeal requires, pursuant to law, the Declaration, or these By-Laws, a vote of the Holders.

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